                                                                     EXHIBIT 5.1

November 14, 1996


Essex Property Trust, Inc.
777 California Avenue
Palo Alto, CA 94304

Dear Sirs:

    We are acting as counsel to Essex Property Trust, a Maryland corporation (the "Company"), in connection with the offer by the Company in one or more series or classes (i) shares of its common stock, par value $0.0001 per share (the "Common Stock"), (ii) shares or fractional shares of its preferred stock (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares (the "Depositary Shares"), and (iv) warrants to purchase Preferred Stock or Common Stock (the "Warrants;" the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, collectively, the "Securities"), in amounts, at prices and on terms to be determined at the time of offering, with an aggregate public offering price of up to $102,442,500. The Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that upon the issuance of the

Essex Property Trust, Inc.
November 14, 1996
Page 2


Securities as described in the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                       Very truly yours,


                                       /s/ MORRISON & FOERSTER LLP